                  (R)[LOGO] LINCOLN NATIONAL LIFE INSURANCE CO.
                     A part of LINCOLN NATIONAL CORPORATION

                                (A Stock Company)

                                ANNUITY CONTRACT

                      Individual Flexible Purchase Payment
                       Deferred Variable Annuity Contract
                          With Annuity Payment Options

                                Nonparticipating

The Lincoln National Life Insurance Company (LNL) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and LNL. We want to be sure you understand the features and benefits contained in this Contract. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY. If you have any questions after reading the Contract, we hope you will contact your representative or the Home Office of LNL.

NOTICE OF RIGHT TO EXAMINE CONTRACT. Within [10] days after this Contract is first received, it may be cancelled for any reason without penalty (e.g., no Contingent Deferred Sales Charge will be deducted) by delivering or mailing it to the representative through whom it was purchased or to the Home Office of LNL. Upon cancellation, LNL will return the Contract Value as of the Valuation Date on which LNL receives the cancellation request.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE. THE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE ARTICLE 4 AND
ARTICLE 7).

Signed for The Lincoln National Life Insurance Company at its Home Office located at [1300 S. Clinton St. in Fort Wayne, Indiana 46802.]


/s/ Jon A. Boscia                        /s/ Mark E. Reynolds
------------------------                 ----------------------------------
Jon A. Boscia, President                 Mark E. Reynolds
                                         SVP & Chief Administrative Officer

Form 30070-CD-B 5/03

                                Table of Contents

Article                                                                     Page
                                                                            ----
   1  Definitions                                                             4

   2  Purchase Payments                                                       6

   3  Contract Value                                                          7

   4  Variable Account                                                        8

   5  Transfers, Withdrawals and Surrenders                                  10

   6  Death Benefits                                                         12

   7  Annuity Payment Options                                                15

   8  Beneficiary                                                            18

   9  Suspension or Deferral of Payments                                     19

   10 General Provisions                                                     20

Form 30070-CD-B 5/03

                             CONTRACT SPECIFICATIONS

Contract Number:                  [XX-0123456]

Annuitant:                        [Abraham Lincoln]

Age at Issue:                     [35]

Contract Date:                    [May 1, 2001]

Initial Purchase Payment:         [$5,000]

Maturity Date:                    [May 1, 2056]

Owner(s):                         [Abraham Lincoln]
                                  [Mary Lincoln]

Beneficiary Designation:          [Refer to the Client Information Profile]

Death Benefit on Contract Date:   [Contract Value]

PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:

     [Minimum Subsequent Purchase Payment Transmitted Electronically: $20

     [Minimum Subsequent Purchase Payment Transmitted Other Than Electronically:
     [$1,000]]

     [Minimum Allocation to Any One Variable Subaccount: [$250]]

     [Minimum Allocation To Any Fixed [Sub]Account: $20

ACCOUNT FEE:

     The Account Fee is [$25][$0] per Contract Year. The Account Fee will be deducted on the first Valuation Date following the last day of each Contract Year. If the Contract is surrendered prior to the last day of a Contract Year, the full Account Fee will be deducted upon the surrender. The Account Fee will be deducted from each Variable Subaccount [and any Fixed Account on a pro-rata basis.

     VARIABLE ACCOUNT:

     Lincoln National Variable Annuity Account C..

[FIXED ACCOUNT:

     [Minimum Guaranteed Interest Rate:

     [1.5% for all years]

     [OR]

     [Contract Years 1 through [10]: [1.5%]

     Contract Years [11] and later: [3.00%]]

Form 30070-CD-B 5/03

VARIABLE ACCOUNT REQUIREMENTS:

MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE. 1.002%.

     We assess a daily charge equal on an annual basis to the percentages shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentage shown.

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE ANNUITY COMMENCEMENT DATE: 1.002%.

     The daily charge will not exceed the percentage shown.

TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     Transfers cannot be made during the first 30 days.

     The amount being transferred may not exceed LNL's maximum amount limit then in effect.

     LNL reserves the right to require a 30 day minimum time period between each transfer.

     Maximum Number of Transfers Not Subject To a Transfer Fee: 12 per Contract Year. Transfers in excess of 12 per Contract Year must be authorized by LNL.

     Variable Account:

          Minimum Single Transfer Amount From A Variable Subaccount: The lesser of $500; or 2) the remaining amount in the Variable Subaccount.

          [Minimum Transfer Amount To a Variable Subaccount: $500]

     [Fixed Account:

          [Minimum Single Transfer To A Fixed Account: $500]

          Minimum Single Transfer Amount From Any Fixed Account: The lesser of
          1) $500; or 2) the remaining amount in the Fixed account.

          [Maximum Percentage Available For Transfer From A Single Fixed Account in Any Contract Year: The sum of the percentages transferred from the Fixed Account in any Contract Year, where the percentages are based upon the value of the Fixed Account at the time of the current withdrawal, will be limited to [25%] of the value of the Fixed Account.]

WITHDRAWAL AND SURRENDER REQUIREMENTS:

     Minimum Partial Withdrawal Amount: $100

     Contingent Deferred Sales Charge (CDSC): Withdrawals and/or Surrenders will be subject to the CDSC. The CDSC is calculated as a percentage of the amount withdrawn or surrendered. The CDSC percentage is based on the length of time between the date of the Withdrawal and or Surrender and the Contract Date.

Form 30070-CD-B 5/03

     CDSC applies as follows:

     Number of Contract Years           CDSC as a percentage of the
      Since the Contract Date         Surrender or Withdrawal Amount
     ------------------------         ------------------------------
          [None]                                 [6.0%]
          [At Least 1]                           [6.0%]
          [At Least 2]                           [6.0%]
          [At Least 3]                           [6.0%]
          [At Least 4]                           [5.0%]
          [At Least 5]                           [4.0%]
          [At Least 6]                           [3.0%]
          [At Least 7]                           [2.0%]
          [At Least 8]                           [1.0%]
          [At Least 9]                           [0.0%]]

     Number of Contract Years           CDSC as a percentage of the
      Since the Contract Date         Surrender or Withdrawal Amount
     ------------------------         ------------------------------
          [None]                                 [6.0%]
          [At Least 1]                           [6.0%]
          [At Least 2]                           [6.0%]
          [At Least 3]                           [6.0%]
          [At Least 4]                           [5.0%]
          [At Least 5]                           [4.0%]
          [At Least 6]                           [3.0%]
          [At Least 7]                           [0.0%]

     Waiver Of Contingent Deferred Sales Charge CDSC: The withdrawal of a portion of the Contract Value or the surrender of this Contract, prior to the Annuity Commencement Date may be subject to a CDSC, except that such charges do not apply to the following:

          a.   Each withdrawal of the Free Withdrawal Amount.

          [[b.] A surrender or withdrawal as a result of the "permanent and total disability" of the Owner as defined in section 22(e) of the Code. Permanent and total disability must occur subsequent to the Contract Date and prior to the 65th birthday of the disabled Owner.]

          [[c] [A surrender or withdrawal as a result of the death of the Owner or Annuitant.]

          [[d] [The annuitization of the Contract.]

     If a non-natural person is the Owner of the Contract, the Annuitant or Joint Annuitant will be considered the Owner of the Contract for purposes of this provision.

          [AND]

     [Free Withdrawal Amount: The Free Withdrawal Amount is the greater of: 15% of the Contract Value, where the percentages are based upon the Contract Value at the time of the current withdrawal, to the extent that the sum of the percentages of the Contract Value withdrawn does not exceed this 15% maximum.]

     [The Free Withdrawal Amount does not apply to a surrender of this Contract.]]

DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

None

Form 30070-B                         Page 4

ANNUITY PAYMENT REQUIREMENTS:

     Determination of the First Annuity Payment Date:

          For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

     Minimum Annuity Payment Amount: $50

     Minimum Guaranteed Interest Rate for the Fixed Annuity Payment: 1.5%.

     [Assumed Investment Rate for the Variable Annuity Payment: [Between 3% and 6%]]

Form 30070-B                         Page 5

ARTICLE 1

                                   DEFINITIONS

ACCUMULATION UNIT -- A unit of measure used in the calculation of the value of a Variable Subaccount prior to the Annuity Commencement Date.

ANNUITANT OR JOINT ANNUITANT -- The person or persons upon whose life or lives the annuity payments made after the Annuity Commencement Date will be based.

ANNUITY COMMENCEMENT DATE -- The Valuation Date on which the Contract Value is withdrawn for payment of annuity benefits under the annuity payment option selected.

ANNUITY PAYMENT DATE -- The date on which the Owner is entitled to the first annuity payment. Subsequent annuity payments will be due on the same day of the month as the first annuity payment, at the applicable frequency.

ANNUITY UNIT -- A unit of measure used after the Annuity Commencement Date to calculate the amount of a Variable Annuity Payment.

BENEFICIARY -- The person or persons or entity designated by the Owner to receive the Death Benefit, if any.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT -- Prior to the Annuity Commencement Date, the individual who will become the Annuitant upon the death of the Annuitant.

CONTINGENT DEFERRED SALES CHARGE (CDSC) -- Charges assessed on a surrender of the Contract or a partial withdrawal from the Contract, calculated according to the Contract provisions.

CONTRACT -- The agreement between LNL and the Owner, in which LNL provides an annuity as described on the front page of this Contract.

CONTRACT DATE -- The date this Contract became effective. The Contract Date is shown on the Contract Specifications.

CONTRACT VALUE -- Prior to the Annuity Commencement Date, the sum of the values of the Variable Subaccounts.

CONTRACT YEAR -- Each twelve-month period starting with the Contract Date on the Contract Specifications and starting with each Contract Date anniversary thereafter.

DEATH BENEFIT -- The amount payable upon death of an Owner or an Annuitant.

DOLLAR COST AVERAGING (DCA) -- An option that allows the automatic transfer of a portion of the Contract Value in periodic installments from a designated DCA holding account to one or more of the Variable Subaccounts available under the Contract. The periodic installments will be over any DCA period made available by LNL and selected by the Owner.

EARNINGS -- The excess of the Contract Value over the Purchase Payments which have not yet been withdrawn from this Contract.

FIXED ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner's designee by LNL on or after the Annuity Commencement Date which LNL guarantees as to the dollar amount. Fixed annuity payments are made out of the General Account.

FUND -- Any of the underlying investment options available in the Variable Account.

GENERAL ACCOUNT -- An account consisting of all assets owned by LNL other than those assets in segregated investment accounts.

HOME OFFICE -- The principal office of LNL located at [1300 South Clinton Street, Fort Wayne, Indiana, 46802], or an institution designated by LNL.

LNL -- The Lincoln National Life Insurance Company.

Form 30070-B                         Page 6

MATURITY DATE - The date by which an election to receive payments under an Annuity Payment Option must be made. The Maturity Date is shown on the Contract Specifications.

NET ASSET VALUE PER SHARE -- The market value of a Fund share calculated each day.

NOTICE -- Any form of communication providing information as required by LNL, either in signed writing or another manner, that LNL approves in advance. All Notices must be received by LNL in the Home Office and must include all required information necessary to process the request. To be effective for any Valuation Date, a Notice must be received in good order prior to the end of that Valuation Date.

OWNER -- The one person, two persons or entity who exercises rights of ownership under this Contract. If two persons are named as Owner, all references to Owner means joint Owner.

PURCHASE PAYMENTS -- Amounts paid into this Contract by the Owner.

QUALIFIED CONTRACT -- A contract that is used as a funding vehicle for a retirement plan qualified for special tax treatment under the Code, including Sections 401, 403, 408, 408A and 457. All other contracts are considered Non-qualified contracts.

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business.

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

VARIABLE ACCOUNT -- The segregated investment account into which LNL sets aside and invests the assets allocated to the Variable Subaccount(s) made available by LNL and selected by the Owner. The Variable Account for this variable annuity Contract is shown on the Contract Data page.

VARIABLE ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner's designee by LNL on or after the Annuity Commencement Date which vary in amount with the investment experience of each applicable Variable Subaccount.

VARIABLE SUBACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund. There is a separate Variable Subaccount for each particular Fund.

Form 30070-B                         Page 7

                                    ARTICLE 2
                                PURCHASE PAYMENTS

2.01 WHERE PAYABLE

All Purchase Payments must be made to LNL at its Home Office.

2.02 AMOUNT AND FREQUENCY

LNL reserves the right to limit future Purchase Payments into this Contract. The minimum subsequent Purchase Payments are shown on the Contract Specifications.

Purchase Payments may be made until the earliest of: the Annuity Commencement Date, death of the Owner, or surrender of the Contract. In the event that Purchase Payments are discontinued by the Owner, this Contract will continue and Purchase Payments may be resumed at any time prior to the earlier of: the Annuity Commencement Date, death of the Owner, or surrender of this Contract.

Form 30070-B                         Page 8

                                    ARTICLE 3
                                 CONTRACT VALUE

3.01 CONTRACT VALUE

The Contract Value, at any time prior to the Annuity Commencement Date, is equal to the sum of the values of the Variable Subaccounts on a given Valuation Date.

3.02 ACCOUNT FEE

LNL will deduct an Account Fee from the Contract Value as shown on the Contract Specifications.

Form 30070-B                         Page 9

                                    ARTICLE 4
                                VARIABLE ACCOUNT

4.01 THE VARIABLE ACCOUNT

The Variable Account, which is designated on the Contract Specifications, is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. The Variable Account will not be charged with the liabilities arising from any other part of LNL's business.

Subject to any required regulatory approvals, LNL reserves the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund. Such elimination and substitution may occur if the shares of a Fund are no longer available for investment or, if in the judgment of LNL, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LNL may close any Variable Subaccount to new Purchase Payments, transfers of Contract Value or both. LNL may add new Variable Subaccounts in which the assets of the Variable Account may be invested. LNL will give the Owner written notice of the elimination and substitution of any Fund as required by law after such substitution occurs.

4.02 ALLOCATION OF PURCHASE PAYMENTS TO A VARIABLE SUBACCOUNT

The Owner may allocate Purchase Payments to any of the available Variable Subaccounts in accordance with the restrictions on the Contract Specifications.

A Notice must be given to LNL if the Owner elects to allocate any Purchase Payment to a new Variable Subaccount not previously selected.

Purchase Payments allocated to each Variable Subaccount will be invested at Net Asset Value Per Share of one of the Funds. Following receipt of a Purchase Payment, LNL will use each Purchase Payment to buy Accumulation Units in the Variable Subaccount(s) selected by the Owner.

4.03 VALUATION OF THE VARIABLE ACCOUNT

The value of the Variable Account, at any time prior to the Annuity Commencement Date, is equal to the sum of the values allocated to the Variable Subaccounts. The value of a Variable Subaccount, at any time prior to the Annuity Commencement Date, is equal to the Accumulation Units credited to a Variable Subaccount multiplied by the value of the Accumulation Unit for the respective Variable Subaccount.

Accumulation Units are used to value all amounts allocated to or withdrawn from a Variable Subaccount as a result of Purchase Payments, transfers, withdrawals, or fees and charges. Accumulation Units for each Variable Subaccount are valued separately. The value of an Accumulation Unit may increase or decrease from Valuation Period to Valuation Period. The number of Accumulation Units is determined by dividing the amount allocated to or withdrawn from a Variable Subaccount by the dollar value of one Accumulation Unit of the Variable Subaccount as of the Valuation Date the transaction becomes effective. The number of Accumulation Units held for an Owner in a Variable Subaccount will not be changed by any change in the dollar value of Accumulation Units in the Variable Subaccount.

The value of an Accumulation Unit was arbitrarily established at the inception of the Variable Subaccount. The Accumulation Unit value for a Variable Subaccount for any later Valuation Period is determined as follows:

     a. the total value of Fund shares held in the Variable Subaccount is calculated by multiplying the number of Fund shares owned by the Variable Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund at the end of the Valuation Period, and adding any dividend or other distribution of the Fund if an ex-dividend date occurs during the Valuation Period; minus

     b. the liabilities of the Variable Subaccount at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Subaccount (see Section 4.04) and may include a charge or credit with respect to any taxes paid or reserved for by LNL that LNL determines is a result of the operation of the Variable Account); the result divided by

     c. the outstanding number of Accumulation Units in the Variable Subaccount at the beginning of the Valuation Period.

Form 30070-B                        Page 10

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract. Expenses incurred by LNL will not adversely affect the dollar value of benefits.

4.04 MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE

LNL will deduct a Mortality and Expense Risk and Administrative charge (daily charge) from the Variable Account as shown on the Contract Specifications.

4.05 CHANGE IN OPERATION

LNL reserves the right to transfer assets of the Variable Account to another account, and to modify the structure or operation of the Variable Account, subject to obtaining any necessary regulatory approvals. LNL guarantees that such modification will not affect the Contract Value.

Form 30070-B                        Page 11

                                    ARTICLE 5
                      TRANSFERS, WITHDRAWALS AND SURRENDERS

5.01 TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE

Prior to the earlier of: the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit, or surrender of this Contract, the Owner may direct a transfer of a portion of the Contract Value from any available Variable Subaccount to another Variable Subaccount by providing Notice to transfer.

Transfers will be subject to the following:

     a.   The Transfer Requirements outlined on the Contract Specifications.

     b. LNL reserves, in its sole opinion, the right to limit or modify transfers that may have an adverse effect on other contract owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that is considered by LNL to disadvantage other contract owners.

LNL has the right to waive or modify any of these restrictions.

Upon receipt of Notice to transfer, LNL will process the transfer within the time period required by the Securities and Exchange Commission, unless the Suspension or Deferral of Payments or Transfers from the Variable Account provision (Article 9) is in effect.

Transfers will be accomplished at Accumulation Unit values as of the Valuation Date the Notice to transfer is received.

5.02 WITHDRAWALS

The Owner may, upon Notice to LNL, withdraw a part of the surrender value of this Contract at any time prior to the earlier of: the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit, or surrender of this Contract.

Withdrawals will be subject to the withdrawal and surrender requirements as shown on the Contract Specifications.

The Notice to withdraw must specify from which Variable Subaccount the withdrawal will be made. If no Subaccount is specified, LNL will withdraw the amount requested on a pro-rata basis from each Variable Subaccount.

Upon receipt of Notice of withdrawal, LNL will pay the amount of any withdrawal within the time period as required by the Securities and Exchange Commission unless the Suspension or Deferral of Payments or Transfers from the Variable Account provision (Article 9) is in effect.

Withdrawals will be accomplished at Accumulation Unit values as of the Valuation Date the Notice for withdrawal is received.

5.03 SURRENDERS

The Owner may, upon Notice to LNL, surrender this Contract for its surrender value at any time prior to the earlier of: the Annuity Commencement Date, or termination of this Contract upon payment of any Death Benefit.

This Contract will terminate upon surrender. The surrender will be effective on the Valuation Date on which LNL receives Notice of surrender.

Surrenders will be subject to the withdrawal and surrender requirements as shown on the Contract Specifications.

The surrender value on the Valuation Date of surrender will be the Contract Value, minus the CDSC.

LNL reserves the right to surrender this Contract if any withdrawal reduces the total Contract Value to a level at which this Contract may be surrendered in accordance with the terms set forth in the standard nonforfeiture law for individual deferred annuities applicable in the state in which this Contract was purchased. LNL may surrender the Contract for its surrender value.

Form 30070-B                        Page 12

Upon receipt of Notice to surrender, LNL will pay the amount of any surrender within the time period required by the Securities and Exchange Commission, unless the Suspension or Deferral of Payments or Transfers from the Variable Account provision (Article 9) is in effect.

Form 30070-B                        Page 13

                                    ARTICLE 6
                                 DEATH BENEFITS

6.01 DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

Entitlement.

If there is a single Owner, then upon the death of the Owner LNL will pay a Death Benefit to the designated Beneficiary(s). If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue the Contract as the new Owner. The Death Benefit in effect at the time of death of the original Owner will continue, unless subsequently terminated by the surviving spouse. If there are no designated Beneficiaries, LNL will pay a Death Benefit to the Owner's estate. Upon the death of the spouse who continues the Contract as the new Owner, LNL will pay a Death Benefit to the designated Beneficiary(s).

If there are two Owners, upon the death of the first Owner, LNL will pay a Death Benefit to the surviving Owner. If the surviving Owner is the spouse of the deceased Owner, then the spouse may elect to continue the Contract as sole Owner. The Death Benefit in effect at the time of death of the original Owner will continue, unless subsequently terminated by the surviving spouse. Upon the death of the Owner who continues the Contract, LNL will pay a Death Benefit to the designated Beneficiary(s).

If the Annuitant is also an Owner, then the Death Benefit paid upon the death of the Annuitant will be subject to the Contract provisions regarding death of an Owner. If the surviving spouse of the deceased Annuitant assumes the Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no named Contingent Annuitant, the surviving spouse will become the Annuitant.

If an Annuitant who is not an Owner dies, then the Contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant.

If an Annuitant who is not an Owner dies and no Contingent Annuitant is named, the youngest Owner immediately becomes the Annuitant and the Contract continues. In lieu of continuing the Contract, the Owner may elect to receive a Death Benefit (in equal shares, if applicable). Written notification of the election to receive the Death Benefit must be received by LNL within [75 days] of the death of the Annuitant. This Contract will terminate when any Death Benefit is paid due to the death of the Annuitant.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

The Death Benefit will be paid upon approval by LNL and after LNL is in receipt of:

     a.   proof, satisfactory to LNL, of the death;

     b.   written authorization for payment; and

     c.   all claim forms, fully completed.

Due proof of death may be a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LNL.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under the Contract must be made in compliance with Code
Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

Determination of Amounts

Form 30070-B                        Page 14

The Death Benefit is equal to the greater of:

     a. the Contract Value on the Valuation Date the Death Benefit is approved by the LNL Home Office for payment; or

     b. the sum of all Purchase Payments minus all withdrawals, including any applicable charges and any premium tax incurred .

Upon the death of an Owner or Annuitant of this Contract, if a surviving spouse continues the Contract, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This excess will only be credited one time for each Contract.

If the Owner is a corporation or other non-individual (non-natural person) and there are Joint Annuitants, upon the death of the first Joint Annuitant to die, if the Contract is continued, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This excess will only be credited one time for each Contract.

If at any time the [Owner] [or] [Annuitant] named on this Contract is changed, except on the death of a prior [Owner] [or] [Annuitant], the Death Benefit for the new [Owner] [or] [Annuitant] will be the [Contract Value] as of the Valuation Date the death claim for the new [Owner] [or] [Annuitant] is approved by the LNL Home Office for payment.

Other Death Benefit requirements may apply as shown on the Contract Specifications.]

Payment of Amounts

The Death Benefit payable on the death of the Owner, or after the death of the first Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

     a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

     b. an election may be made within the one year period after the Owner's date of death for the designated Beneficiary, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

The Death Benefit payable upon the death of the Annuitant, must be elected by the Owner within [75 days] of the death of the Annuitant, and will be distributed to the Owner in either form of a lump sum or under an Annuity Payment Option. An Annuity Payment Option must be selected within [60 days] after LNL approves the death claim.

If a lump sum settlement is elected, the proceeds will be mailed within the time period required by the Securities and Exchange Commission following LNL's approval of the death claim, unless the Suspension or Deferral of Payments or Transfers from the Variable Account provision (Article 9) is in effect.

The Death Benefit in effect will terminate on the Annuity Commencement Date.

6.02 DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

Upon receipt of due proof of death of the Annuitant, any remaining annuity benefits payable will continue to be distributed under the Annuity Payment Option then in effect.

Upon the death of the Owner, any remaining annuity payments will be made at least as rapidly as the Annuity Payment Option then in effect. Upon the death of the Owner, the rights of ownership granted by the Contract will pass to the surviving Owner, if any, otherwise to the Beneficiary. If there is no named Beneficiary at the time of a sole Owner's death, then the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Beneficiary, Annuitant or Joint Annuitant survives the Owner, any remaining payments payable will continue to the Owner's estate.

Form 30070-B                        Page 15

                                    ARTICLE 7
                             ANNUITY PAYMENT OPTIONS

7.01 ANNUITY PAYMENTS

Annuity Payments will commence on the Annuity Payment Date. Payments are made under the Annuity Payment Option selected (see Section 7.02).

7.02 CHOICE OF ANNUITY PAYMENT OPTION

An election to receive payments under an Annuity Payment Option must be made by the Maturity Date. The Maturity Date is set forth on the Contract
Specifications.

Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred. If the Maturity Date is extended, LNL reserves the right to restrict the availability of certain Annuity Payment Options.

By Owner

Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option. In addition, the Owner may select an Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as set forth in Section 6.01, Payment of Amounts, for payment of the Death Benefit to a Beneficiary. A Notice of such selection of a distribution method must be made and approved by LNL. Upon Notice, the Owner may change or revoke, in writing to the Home Office, any such selection, unless such selection was made irrevocable.

By Beneficiary

If an Annuity Payment Option has not been previously selected by the Owner as the distribution option for the payment of the Death Benefit to a Beneficiary, then at the time proceeds are payable to a Beneficiary, a Beneficiary may choose any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as set forth in Section 6.01, Payment of Amounts. The Beneficiary then becomes the Annuitant.

A Notice is required to choose an Annuity Payment Option.

7.03 ANNUITY PAYMENT OPTIONS

Annuity Payment Options are shown on the attached Annuity Payment Option Rider. If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity payments guaranteed for 10 years.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value applied to provide a Variable Annuity Payment, a Fixed Annuity Payment, or a combination Fixed and Variable Annuity Payment. If no election is made, the Contract Value will be used to provide a Variable Annuity Payment.

7.04 DETERMINATION OF THE AMOUNT OF THE FIRST ANNUITY PAYMENT

The amount of annuity payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year.

The attached Annuity Payment Option Rider, illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment for a unisex Variable Annuity Payment based upon the assumed interest rate selected by the Owner. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. The Owner must select one of the assumed interest rates, as shown on the Contract Specifications, for the Variable Annuity Payment prior to the Annuity Commencement Date. The assumed interest rate may not be changed after the Annuity Commencement Date.

The attached Annuity Payment Option Rider, illustrates the minimum payment amounts and the age adjustments that will be used to determine the monthly payments for a Fixed Annuity Payment. The tables show the dollar amount of the guaranteed

Form 30070-B                        Page 16
monthly payments which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes.

Determination of the first Annuity Payment Date is shown on the Contract Specifications.

7.05 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first Variable Annuity Payment is sub-divided into components, each of which represents the product of:

     a. the percentage elected by the Owner of a specific Variable Subaccount, the performance of which will determine future Variable Annuity Payments, and

     b.   the entire first Variable Annuity Payment.

Each Variable Annuity Payment after the first payment attributable to a specific Variable Subaccount will be determined by multiplying the Annuity Unit value for the Variable Subaccount for the Valuation Date no more than [14] days before each payment is due by a constant number of Annuity Units. This constant number of each specific Variable Subaccount is determined by dividing the component of the first payment attributable to such Variable Subaccount as described above by the Annuity Unit value for that Variable Subaccount on the Annuity Commencement Date. The total Variable Annuity Payment will be the sum of the payments attributable to each Variable Subaccount. In the absence of transfers between Variable Subaccounts, the number of Annuity Units attributable to each Variable Subaccount remains constant, although the Annuity Unit values will vary with the investment performance of the Funds. The Annuity Unit value may increase or decrease the dollar value of benefits under the Contract.

The Annuity Unit value for any Valuation Period for any Variable Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) the daily factor raised to a power equal to the number of days in the current Valuation Period and (b) the Accumulation Unit value of the same Variable Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Variable Subaccount for the immediately preceding Valuation Period.

The valuation of all assets in the Variable Subaccount will be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by LNL of the value of an Accumulation Unit and of any Annuity Unit will be conclusive upon the Owner, Annuitant and any Beneficiary.

LNL guarantees that the dollar amount of each payment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first payment is based.

7.06 TRANSFERS AFTER THE ANNUITY COMMENCEMENT DATE

After the Annuity Commencement Date, if any portion of the annuity payment is a Variable Annuity Payment, the Owner may direct a transfer of assets from one Variable Subaccount to another Variable Subaccount or to a Fixed Annuity Payment by providing Notice to transfer. Such transfers will be limited to [three (3)] times per Contract Year. Assets may not be transferred from a Fixed Annuity Payment to a Variable Annuity Payment.

A transfer from one Variable Subaccount to another Variable Subaccount will result in the purchase of Annuity Units in one Variable Subaccount and the redemption of Annuity Units in the other Variable Subaccount. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the Notice to transfer is received. The valuation of Annuity Units is described above. A transfer from a Variable Subaccount to a Fixed Annuity Payment will result in the redemption of Annuity Units in that Variable Subaccount and the purchase of a minimum Fixed Annuity Payment based on the tables on the attached Annuity Payment Option Rider.

7.07 PROOF OF AGE

Payment will be subject to proof of age that LNL will accept, such as a certified copy of a birth certificate.

7.08 MINIMUM ANNUITY PAYMENT REQUIREMENTS

Form 30070-B                        Page 17

LNL reserves the right to reduce the frequency of payments to an interval which will result in each payment exceeding the minimum annuity payment amount shown on the Contract Specifications.

7.09 EVIDENCE OF SURVIVAL

LNL has the right to ask for proof that the Annuitant(s) on whose life (or lives) the payment is based is alive when each payment is due.

7.10 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.

Form 30070-B                        Page 18

                                    ARTICLE 8
                                   BENEFICIARY

8.01 DESIGNATION OF BENEFICIARY

The Owner may designate a Beneficiary and a contingent Beneficiary.

Prior to the Annuity Commencement Date, if there is a single Owner, the designated Beneficiary will receive the Death Benefit proceeds upon the death of the Owner unless the Beneficiary as the surviving spouse elects to continue the Contract.

Prior to the Annuity Commencement Date, if there are two Owners, upon the death of the first Owner, the surviving Owner will receive the Death Benefit proceeds. The surviving Owner will be treated as the primary designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Prior to the Annuity Commencement Date, if the surviving spouse of a deceased Owner continues the Contract as the sole Owner, then the designated Beneficiaries move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner.

Prior to the Annuity Commencement Date, if the Annuitant dies and a Death Benefit is paid, the Owner will be treated as the primary designated Beneficiary. Any other primary Beneficiary on record at the time of death will be treated as a contingent Beneficiary.

Unless otherwise stated in the Beneficiary designation, multiple Beneficiaries are presumed to share equally.

8.02 CHANGE OF BENEFICIARY

The Owner may change any Beneficiary unless otherwise provided in the previous designation by providing a Notice to change beneficiary. A change of Beneficiary will revoke any previous designation. The change will become effective upon receipt by LNL of the Notice.

LNL reserves the right to request the Contract for endorsement of the change.

8.03 DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other primary Beneficiaries named, according to their respective interests. If there are no primary Beneficiaries, the Beneficiaries' interest will pass to a contingent Beneficiary, if any. Prior to the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Unless otherwise provided in the Beneficiary designation, once a Beneficiary is receiving Death Benefits or annuity payments under an Annuity Payment Option, the Beneficiary may name his or her own Beneficiary to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made by Notice to LNL.

Form 30070-B                        Page 19

                                    ARTICLE 9
                 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS
                            FROM THE VARIABLE ACCOUNT

9.01 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM OR WITHIN THE VARIABLE ACCOUNT

LNL reserves the right to suspend or postpone payments for a transfer, withdrawal or surrender for any period when:

     a. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     b.   trading on the New York Stock Exchange is restricted;

     c. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

     d. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of the Owner.

The applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

Form 30070-B                        Page 20

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.01 THE CONTRACT

The Contract and any riders attached constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LNL has the power, on behalf of LNL, to change, modify, or waive any provisions of this Contract.

LNL reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

10.02 OWNERSHIP

All Owners will be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either Owner, independently of the other, may exercise any ownership rights in the Contract.

10.03 ANNUITANTS

Prior to the Annuity Commencement Date.

The Owner may name only one Annuitant. If the Owner is a tax-exempt entity, the Owner may name one Annuitant or two Joint Annuitants.

If the Owner is a natural person, the Owner has the right to change the Annuitant at any time by sending Notice of change to LNL. If the Owner is a non-natural person, the Annuitant may not be changed. The new Annuitant must be under the age of [91] as of the effective date of the change. Change of Annuitant may affect the Death Benefit (refer to Article 6, Death Benefit).

A Contingent Annuitant may be named, or changed upon receipt of Notice by LNL.

On or After the Annuity Commencement Date.

The Annuitant or Joint Annuitants may not be changed. Any Contingent Annuitant designation is no longer applicable and is terminated.

10.04 ASSIGNMENTS

The Contract may not be sold, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose. In addition, if this Contract is a Qualified Contract, the Contract will not be transferable unless allowed under applicable law.

10.05 INCONTESTABILITY

This Contract will not be contested by LNL.

10.06 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant has been misstated, the benefits available under this Contract will be those which the Purchase Payments would have purchased using the correct age and/or sex. Any underpayment already made by LNL will be made up immediately and any overpayments already made by LNL will be charged against the annuity benefit payments falling due after the correction is made.

Form 30070-B                        Page 21

10.07 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNL.

10.08 OWNERSHIP OF THE ASSETS

LNL will have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.

10.09 REPORTS

Prior to the Annuity Commencement Date, at least once each Calendar Year, LNL will mail a report to the Owner. The report will be mailed to the last address known to LNL. The report will include a statement of the Contract Value including the number of Accumulation Units credited to the Variable Account and the dollar value of such units. The information in the report will be as of a date not more than two months prior to the date of mailing the report. The Owner will have [60 days] from the date the report or confirmation is received to notify LNL of any errors in the report or confirmation, otherwise the report or confirmation will be deemed to be final and correct.

10.10 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Purchase Payments or Contract Value when incurred by LNL or at another time of LNL's choosing.

10.11 MAXIMUM ISSUE AGE

The Owner and the Annuitant (or both Joint Annuitants, if applicable), when named, must be under the age of 91.

Form 30070-B                        Page 22

                                     ANNUITY

                                    CONTRACT

                      Individual Flexible Purchase Payment
                       Deferred Variable Annuity Contract
                          With Annuity Payment Options

                                Nonparticipating

                      If you have any questions concerning
                              this Contract, please
                       contact your Lincoln National Life
                    representative or the Home Office of LNL.

                              THE LINCOLN NATIONAL
                             LIFE INSURANCE COMPANY

                            1300 South Clinton Street
                                 P. O. Box 7882
                            Fort Wayne, Indiana 46802

                                  800-458-0822

Form 30070-B

                               FIXED ACCOUNT RIDER
                                 ("this Rider")

FIXED ACCOUNT RIDER FOR VARIABLE ANNUITY

This Rider is part of the Contract to which it is attached and is effective upon issue. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. The terms of this Rider apply to the Contract when [Net] Purchase Payments or transfers are allocated to the Fixed Account. This Rider will terminate on the Annuity Commencement Date. This Rider amends the Contract as follows:

The definition of CONTRACT VALUE in ARTICLE 1 will be amended to read as follows:

CONTRACT VALUE - Prior to the Annuity Commencement Date, the sum of the values of the Variable Account and any Fixed Account attributable to this Contract on a given Valuation Date.

The following definitions will be added to ARTICLE 1.

FIXED ACCOUNT - The fixed portion of this Contract that is invested in [the General Account of LNL.] [or] [segregated investment account assets of LNL, the investment performance of which is kept separate from that of the general assets of LNL.]

The following FIXED ACCOUNT provisions are added to the Contract:

FIXED ACCOUNT

ALLOCATION OF [NET] PURCHASE PAYMENTS INTO THE FIXED ACCOUNT

Any [Net] Purchase Payment paid into this Contract may be allocated to the Fixed Account of the Contract. The Owner may allocate [Net] Purchase Payments to the Fixed Account subject to the following limitations:

     a. The minimum amount that may be allocated to the Fixed Account is shown on the Contract Specifications.

     b. If the Owner elects to allocate any [Net] Purchase Payment to the Fixed Account and the Fixed Account was not previously selected, the Owner must first provide LNL with Notice of allocation.

CREDITING OF INTEREST ON FIXED ACCOUNT

Prior to the earlier of:

     a.   the Annuity Commencement Date;

     b.   termination of this Contract upon payment of any Death Benefit; or

     c.   surrender of this Contract;

LNL guarantees that at the end of each Valuation Period an effective annual interest rate, adjusted for the number of days in the Valuation Period, will be credited to the portion of Contract Value, if any, in the Fixed Account at that time. LNL guarantees that it will credit an effective annual Minimum Guaranteed Interest Rate during all years as shown on the Contract Specifications. LNL may credit interest at effective annual rates in excess of the Minimum Guaranteed Interest Rate at any time.

Section 3.01 CONTRACT VALUE will be amended to read as follows:

3.01 CONTRACT VALUE

Form 32144

The Contract Value, at any time prior to the Annuity Commencement Date, is equal to the sum of the values of the Variable Subaccounts and any Fixed Account attributable to this Contract on a given Valuation Date.

The first paragraph of Section 5.01 TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE will be amended to read as follows:

Prior to the earlier of the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit or surrender of this Contract, the Owner may provide Notice to direct a transfer of a portion of the Contract Value between any Variable Subaccount and/or any Fixed Account.

The third paragraph of Section 5.02 WITHDRAWALS will be amended to read as follows:

A withdrawal will be effective on the Valuation Date that LNL receives Notice. The Notice must specify from which Variable Subaccount and/or any Fixed Account the withdrawal will be made. If no allocation is specified, LNL will withdraw the amount requested on a pro-rata basis from each Variable Subaccount and/or any Fixed Account.

Section 9.02 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM ANY FIXED ACCOUNT will be added to ARTICLE 9.

9.02 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM ANY FIXED ACCOUNT

LNL reserves the right to defer payment for a withdrawal, surrender or transfer from any Fixed Account for the period permitted by law but for not more than six
(6) months after Notice is received by LNL.

                   The Lincoln National Life Insurance Company


                       /s/ Mark E. Reynolds
                       --------------------
                       Mark E. Reynolds
                       SVP & Chief Administrative Officer

Form 32144

                          ANNUITY PAYMENT OPTION RIDER
                                 ("this Rider")

This Rider is part of the Contract to which it is attached and is effective on issue. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control.

ANNUITY PAYMENT OPTIONS

     a. Life Annuity / Life Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made for the lifetime of the Annuitant with no Certain Period, or life and a 10 year Certain Period, or life and a 20 year Certain Period.

     b. Unit Refund Life Annuity - Variable Annuity Payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:
          1. the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this option by the Annuity Unit value on the Annuity Commencement Date) is greater than;
          2. the number of Annuity Units paid as part of each Variable Annuity Payment multiplied by the number of annuity payments paid prior to death; then a refund payment equal to the number of Annuity Units determined by (1) minus (2) will be made.
               The refund payment value will be determined using the Annuity Unit value on the Valuation Date on which the refund payment is approved by LNL, after LNL is in receipt of:
               a) due proof of death acceptable to LNL;
               b) written authorization for payment; and
               c) all claim forms, fully completed.

     c. Cash Refund Life Annuity - Fixed Annuity Payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

          1. the total dollar amount applied to purchase this option is greater than;
          2. the Fixed Annuity Payment multiplied by the number of annuity benefit payments paid prior to death; then a refund payment equal to the dollar amount of (1) minus (2) will be made.
               The refund payment will be paid upon approval by LNL, after LNL is in receipt of:
               a)   due proof of death acceptable to LNL;
               b)   written authorization for payment; and
               c)   all claim forms, fully completed.

     d. Joint Life Annuity / Joint Life Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, annuity payments continue for the life of the surviving Annuitant.

     e. Joint Life and Two-Thirds to Survivor Annuity / Joint Life and Two-Thirds to Survivor Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Upon the death of either Annuitant, two thirds of the annuity payment due while both Annuitants were alive will continue for the life of the surviving Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period.

     f.   Other options may be available as agreed upon in writing by LNL.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value applied to provide a Variable Annuity Payment, a Fixed Annuity Payment, or a combination Fixed and Variable Annuity Payment. If no election is made, the Contract Value will be used to provide a Variable Annuity Payment.

                       The Lincoln National Life Insurance Company


                       /s/ Mark E. Reynolds
                       ----------------------------------
                       Mark E. Reynolds
                       SVP & Chief Administrative Officer

Form 32147

             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION
                        WITH A 3.0% ASSUMED INTEREST RATE
             [1983 'a' Individual Annuity Mortality Table, modified]
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                              SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                  No                  120                240
                Period              Months             Months              Unit
Age             Certain             Certain            Certain            Refund
--------------------------------------------------------------------------------
 60              $4.33               $4.29              $4.13              $4.09
 61               4.43                4.38               4.20               4.16
 62               4.53                4.47               4.27               4.23
 63               4.64                4.57               4.34               4.31
 64               4.75                4.68               4.40               4.39

 65               4.87                4.79               4.47               4.48
 66               5.00                4.90               4.55               4.57
 67               5.15                5.03               4.61               4.67
 68               5.30                5.16               4.68               4.77
 69               5.46                5.30               4.75               4.87

 70               5.64                5.44               4.81               4.98
 71               5.83                5.60               4.88               5.10
 72               6.03                5.76               4.93               5.22
 73               6.25                5.93               4.99               5.35
 74               6.50                6.10               5.04               5.48
 75               6.76                6.29               5.08               5.62
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
  Joint and Full to Survivor                   Joint and Two-Thirds to Survivor
      Certain Period                                   Certain Period
--------------------------------------------------------------------------------
                                    Joint
None         120         240         Age         None         120         240
--------------------------------------------------------------------------------
$3.93       $3.93       $3.90         60         $4.34       $4.29       $4.14
 4.00        4.00        3.96         61          4.43        4.38        4.20
 4.08        4.08        4.03         62          4.53        4.48        4.27
 4.17        4.16        4.10         63          4.64        4.58        4.34
 4.25        4.25        4.18         64          4.75        4.68        4.41

 4.35        4.34        4.25         65          4.88        4.79        4.48
 4.45        4.44        4.33         66          5.01        4.91        4.55
 4.56        4.55        4.41         67          5.15        5.03        4.61
 4.68        4.66        4.49         68          5.30        5.16        4.68
 4.80        4.78        4.57         69          5.46        5.29        4.75

 4.94        4.91        4.64         70          5.63        5.44        4.81
 5.08        5.05        4.72         71          5.81        5.59        4.87
 5.23        5.19        4.79         72          6.01        5.74        4.93
 5.40        5.34        4.86         73          6.22        5.91        4.98
 5.57        5.50        4.93         74          6.45        6.08        5.03
 5.77        5.67        4.99         75          6.70        6.25        5.08

--------------------------------------------------------------------------------

Age Adjustment Table
Year of Birth           Adjustment to Age    Year of Birth    Adjustment to Age
--------------------    -----------------    -------------    -----------------
Before 1920                    +2              1970-1979              -4
1920-1929                      +1              1980-1989              -5
1930-1939                       0              1990-1999              -6
1940-1949                      -1              2000-2009              -7
1950-1959                      -2              2010-2019              -8
1960-1969                      -3

Form 32147

          A VARIABLE ANNUITY PAYMENT WITH A 4.0% ASSUMED INTEREST RATE
             [1983 'a' Individual Annuity Mortality Table, modified]
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                              SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                  No                  120                240
                Period              Months             Months              Unit
Age             Certain             Certain            Certain            Refund
--------------------------------------------------------------------------------
 60              $4.88                4.83              $4.66              $4.67
 61               4.97                4.92               4.72               4.74
 62               5.07                5.01               4.79               4.82
 63               5.18                5.11               4.85               4.90
 64               5.30                5.21               4.92               4.99

 65               5.42                5.32               4.99               5.08
 66               5.55                5.43               5.05               5.17
 67               5.69                5.55               5.12               5.27
 68               5.84                5.68               5.18               5.38
 69               6.00                5.82               5.25               5.49

 70               6.18                5.96               5.31               5.61
 71               6.37                6.11               5.37               5.73
 72               6.57                6.27               5.42               5.86
 73               6.80                6.44               5.47               6.00
 74               7.04                6.61               5.52               6.14
 75               7.30                6.79               5.56               6.29

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
  Joint and Full to Survivor                   Joint and Two-Thirds to Survivor
      Certain Period                                   Certain Period
--------------------------------------------------------------------------------
                                    Joint
None         120         240         Age         None         120         240
--------------------------------------------------------------------------------
$4.47       $4.46       $4.43         60         $4.89       $4.84       $4.67
 4.54        4.53        4.49         61          4.98        4.92        4.73
 4.61        4.61        4.56         62          5.08        5.01        4.79
 4.69        4.69        4.63         63          5.19        5.11        4.86
 4.78        4.78        4.70         64          5.30        5.21        4.92

 4.88        4.87        4.77         65          5.42        5.32        4.99
 4.97        4.96        4.84         66          5.55        5.44        5.05
 5.08        5.07        4.92         67          5.69        5.56        5.12
 5.20        5.18        4.99         68          5.84        5.68        5.18
 5.32        5.30        5.07         69          6.00        5.82        5.25

 5.45        5.42        5.14         70          6.17        5.96        5.31
 5.59        5.56        5.22         71          6.36        6.10        5.36
 5.74        5.70        5.29         72          6.55        6.25        5.42
 5.91        5.85        5.35         73          6.76        6.41        5.47
 6.08        6.01        5.41         74          6.99        6.58        5.52
 6.27        6.17        5.47         75          7.24        6.75        5.56

--------------------------------------------------------------------------------

Age Adjustment Table
Year of Birth           Adjustment to Age    Year of Birth    Adjustment to Age
--------------------    -----------------    -------------    -----------------
Before 1920                    +2              1970-1979              -4
1920-1929                      +1              1980-1989              -5
1930-1939                       0              1990-1999              -6
1940-1949                      -1              2000-2009              -7
1950-1959                      -2              2010-2019              -8
1960-1969                      -3

Form 32147

          A VARIABLE ANNUITY PAYMENT WITH A 5.0% ASSUMED INTEREST RATE
             [1983 'a' Individual Annuity Mortality Table, modified]
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                              SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                  No                  120                240
                Period              Months             Months              Unit
Age             Certain             Certain            Certain            Refund
--------------------------------------------------------------------------------
60               $5.45               $5.39              $5.21              $5.27
61                5.55                5.48               5.27               5.34
62                5.64                5.57               5.33               5.42
63                5.75                5.66               5.39               5.50
64                5.86                5.76               5.46               5.59

65                5.98                5.87               5.52               5.68
66                6.11                5.98               5.58               5.77
67                6.25                6.10               5.64               5.87
68                6.40                6.22               5.70               5.98
69                6.56                6.35               5.76               6.10

70                6.73                6.49               5.82               6.22
71                6.92                6.64               5.88               6.35
72                7.13                6.80               5.93               6.48
73                7.35                6.96               5.98               6.62
74                7.60                7.13               6.02               6.77
75                7.86                7.30               6.06               6.93

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
  Joint and Full to Survivor                   Joint and Two-Thirds to Survivor
      Certain Period                                   Certain Period
--------------------------------------------------------------------------------
                                    Joint
None         120         240         Age         None         120         240
--------------------------------------------------------------------------------
$5.03       $5.03       $4.99         60         $5.46       $5.40       $5.22
 5.10        5.09        5.05         61          5.55        5.48        5.28
 5.17        5.17        5.11         62          5.65        5.57        5.34
 5.25        5.24        5.18         63          5.75        5.67        5.40
 5.33        5.33        5.24         64          5.86        5.77        5.46

 5.42        5.41        5.31         65          5.98        5.87        5.52
 5.52        5.51        5.38         66          6.11        5.98        5.58
 5.62        5.61        5.45         67          6.25        6.10        5.64
 5.73        5.72        5.52         68          6.40        6.22        5.70
 5.85        5.83        5.59         69          6.56        6.35        5.76

 5.98        5.95        5.66         70          6.73        6.49        5.82
 6.12        6.08        5.73         71          6.91        6.63        5.87
 6.27        6.22        5.80         72          7.11        6.78        5.93
 6.43        6.37        5.86         73          7.32        6.94        5.97
 6.61        6.52        5.92         74          7.55        7.10        6.02
 6.80        6.69        5.97         75          7.79        7.26        6.06

--------------------------------------------------------------------------------

Age Adjustment Table
Year of Birth           Adjustment to Age    Year of Birth    Adjustment to Age
--------------------    -----------------    -------------    -----------------
Before 1920                    +2              1970-1979              -4
1920-1929                      +1              1980-1989              -5
1930-1939                       0              1990-1999              -6
1940-1949                      -1              2000-2009              -7
1950-1959                      -2              2010-2019              -8
1960-1969                      -3

Form 32147

          A VARIABLE ANNUITY PAYMENT WITH A 6.0% ASSUMED INTEREST RATE
             [1983 'a' Individual Annuity Mortality Table, modified]
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                              SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                  No                  120                240
                Period              Months             Months              Unit
Age             Certain             Certain            Certain            Refund
--------------------------------------------------------------------------------
 60              $6.05               $5.98              $5.78              $5.87
 61               6.13                6.06               5.84               5.95
 62               6.23                6.14               5.90               6.02
 63               6.33                6.23               5.95               6.10
 64               6.44                6.33               6.01               6.19

 65               6.56                6.43               6.07               6.28
 66               6.69                6.54               6.13               6.38
 67               6.82                6.65               6.19               6.48
 68               6.97                6.78               6.24               6.59
 69               7.13                6.90               6.30               6.71

 70               7.30                7.04               6.35               6.83
 71               7.49                7.18               6.40               6.96
 72               7.70                7.33               6.45               7.10
 73               7.92                7.49               6.50               7.24
 74               8.16                7.65               6.54               7.40
 75               8.43                7.82               6.58               7.56

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
  Joint and Full to Survivor                   Joint and Two-Thirds to Survivor
      Certain Period                                   Certain Period
--------------------------------------------------------------------------------
                                    Joint
None         120         240         Age         None         120         240
--------------------------------------------------------------------------------
 5.61       $5.61       $5.57         60         $6.05       $5.98       $5.79
 5.68        5.67        5.63         61          6.14        6.06        5.84
 5.75        5.74        5.69         62          6.23        6.15        5.90
 5.82        5.82        5.75         63          6.34        6.24        5.96
 5.90        5.89        5.81         64          6.45        6.33        6.01

 5.99        5.98        5.87         65          6.56        6.43        6.07
 6.08        6.07        5.94         66          6.69        6.54        6.13
 6.18        6.17        6.00         67          6.82        6.66        6.19
 6.29        6.27        6.07         68          6.97        6.77        6.24
 6.41        6.38        6.14         69          7.13        6.90        6.30

 6.53        6.50        6.20         70          7.30        7.03        6.35
 6.67        6.63        6.27         71          7.48        7.17        6.40
 6.81        6.76        6.33         72          7.67        7.32        6.45
 6.97        6.90        6.39         73          7.89        7.47        6.50
 7.14        7.05        6.44         74          8.11        7.62        6.54
 7.33        7.21        6.50         75          8.36        7.79        6.57

--------------------------------------------------------------------------------

Age Adjustment Table
Year of Birth           Adjustment to Age    Year of Birth    Adjustment to Age
--------------------    -----------------    -------------    -----------------
Before 1920                    +2              1970-1979              -4
1920-1929                      +1              1980-1989              -5
1930-1939                       0              1990-1999              -6
1940-1949                      -1              2000-2009              -7
1950-1959                      -2              2010-2019              -8
1960-1969                      -3

Form 32147

              ANNUITY PURCHASE RATES UNDER A FIXED ANNUITY PAYMENT
                             WITH A 3% INTEREST RATE
             [1983 'a' Individual Annuity Mortality Table, modified]
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                              SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                  No                  120                240
                Period              Months             Months              Unit
Age             Certain             Certain            Certain            Refund
--------------------------------------------------------------------------------
 60              $4.42               $4.38              $4.22              $4.18
 61               4.52                4.47               4.29               4.26
 62               4.62                4.56               4.36               4.34
 63               4.73                4.66               4.43               4.42
 64               4.85                4.77               4.50               4.51

 65               4.97                4.89               4.57               4.60
 66               5.11                5.01               4.64               4.69
 67               5.25                5.13               4.71               4.79
 68               5.41                5.27               4.78               4.90
 69               5.57                5.41               4.85               5.01

 70               5.75                5.56               4.91               5.13
 71               5.95                5.71               4.98               5.25
 72               6.16                5.88               5.04               5.38
 73               6.38                6.05               5.09               5.52
 74               6.63                6.23               5.14               5.66
 75               6.90                6.42               5.19               5.81

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
  Joint and Full to Survivor                   Joint and Two-Thirds to Survivor
      Certain Period                                   Certain Period
--------------------------------------------------------------------------------
                                    Joint
None         120         240         Age         None         120         240
--------------------------------------------------------------------------------
$4.01       $4.01       $3.98         60         $4.43       $4.38       $4.22
 4.09        4.08        4.05         61          4.52        4.47        4.29
 4.17        4.16        4.12         62          4.63        4.57        4.36
 4.25        4.25        4.19         63          4.74        4.67        4.43
 4.34        4.34        4.26         64          4.85        4.78        4.50

 4.44        4.43        4.34         65          4.98        4.89        4.57
 4.54        4.54        4.42         66          5.11        5.01        4.64
 4.66        4.64        4.50         67          5.26        5.13        4.71
 4.77        4.76        4.58         68          5.41        5.27        4.78
 4.90        4.88        4.66         69          5.57        5.41        4.85

 5.04        5.01        4.74         70          5.75        5.55        4.91
 5.18        5.15        4.82         71          5.94        5.70        4.98
 5.34        5.30        4.89         72          6.14        5.86        5.03
 5.51        5.45        4.96         73          6.35        6.03        5.09
 5.69        5.62        5.03         74          6.59        6.20        5.14
 5.89        5.79        5.09         75          6.84        6.38        5.18

--------------------------------------------------------------------------------

Age Adjustment Table
Year of Birth           Adjustment to Age    Year of Birth    Adjustment to Age
--------------------    -----------------    -------------    -----------------
Before 1920                    +2              1970-1979              -4
1920-1929                      +1              1980-1989              -5
1930-1939                       0              1990-1999              -6
1940-1949                      -1              2000-2009              -7
1950-1959                      -2              2010-2019              -8
1960-1969                      -3

Form 32147

                       Section 403(b) Annuity Endorsement

               Made a part of the Contract to which it is attached

The Contract will be governed by this Endorsement and Code Section 403(b), and any contrary provision in the Contract is amended as follows:

MAXIMUM PURCHASE PAYMENTS

1. Total and overall limitations on Purchase Payments in a calendar year for a Participant are subject to Code limitations and discrimination rules imposed upon annuity contracts governed by Code Section 403(b), as they may be amended from time to time. We assume no responsibility under this Contract for monitoring these limits for a Plan or for a Participant. Purchase Payments in excess of such limits or in violation of any discrimination rule (and earnings thereon) may be distributed by the Contractowner ("Owner"), Participant, or at the direction of the Plan, as permitted by law and by Section 3 of this Endorsement.

CHARACTERIZATION OF TRANSFER PURCHASE PAYMENTS

2. For all Purchase Payments transferred from another contract other than Lincoln Life, we must be provided with the following information in a form acceptable to us:

     a) The source of such Purchase Payments; for example, salary reduction, employer match, or post tax contributions. Where no source information is provided, we will treat such transfers as 403(b) salary reduction amounts.

     b) Whether such Purchase Payments are a rollover under Code Section 402 or a transfer from a 403(b) Plan pursuant to Revenue Ruling 90-24, 1990-1 C.B. 97; 1990-11 I.R.B. 6; and whether or not such transfer is subject to Code Section 403(b)(7). Where no such information is provided, we will treat such transfers as 90-24 transfers subject to Code Section 403(b)(1), and not subject to the terms of Code Section 403(b)(7).

     c) If a Purchase Payment is transferred pursuant Revenue Ruling 90-24, identification of such Purchase Payment made or earnings credited as being attributable to contributions made:

          (i)   prior to January 1, 1987
          (ii)  during 1987 and 1988; or
          (iii) subsequent to December 31, 1988

Purchase Payments not properly identified will be treated as contributions attributable to (iii) for purposes of Section 3 and 4.

WITHDRAWAL REQUIREMENTS FOR SECTION 403(b) PLANS

3. Withdrawal requests for Participants under Section 403(b) Plans subject to ERISA must be approved in writing by the Plan's administrator; must provide instructions specifying the portion of a Participant's account value that is available for distribution; and provide instructions as to the disposition of non-vested amounts.

     In addition, we may require that withdrawal requests for Participants under
     Section 403(b) plans not subject to ERISA (and except for requests for amounts described in Section 2(c)) be accompanied by certification and/or documentation that an event permitting a withdrawal under Code Section 403(b) has occurred. We may rely upon such representations in honoring the withdrawal request.

Form 32481

MINIMUM DISTRIBUTION REQUIREMENTS FOR SECTION 403(b) PLANS

4. Code Section 403(b)(10) requires a Participant to take withdrawals from the Contract or 403(b) Plan in a manner which satisfies requirements similar to the required minimum distribution rules under Code Section 401(a)(9) and the regulations promulgated thereunder. To the extent they apply to 403(b) Plans, these required minimum distribution rules are hereby incorporated by reference in this Endorsement as a permissible withdrawal, subject to
     Section 3. This incorporation by reference includes changes made to such minimum distribution rules by legislation, proposed and final regulation, or rulings by the United States Department of Treasury.

     We assume no responsibility for monitoring withdrawals, mandating distributions or insuring compliance with these required minimum distribution rules.

NONTRANSFERABLE

5. The Participant's interest in this Contract is nontransferable within the meaning of Section 401(g) of the Code. This Contract or the Participant's interest in this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan and may not be alienated except under the terms of a qualified domestic relations order within the meaning of Section 414(p) of the Code.

DIRECT TRANSFERS

6. Direct transfers to another arrangement pursuant to Revenue Ruling 90-24, 1990-1 C.B. 97; 1990-11 I.R.B. 6 or transfers to purchase service credits under a defined benefit governmental plan pursuant to Code Section 403(b)(13), as either rule may be amended from time to time, may be made in the manner permitted by law.

DIRECT ROLLOVER

7. A Participant's account values may be rolled over to another plan in accordance with Code Sections 403(b)(8) and 402(c), as they may be amended from time to time, subject to Section 3 of this Endorsement and in a time and manner prescribed by us.

DISTRIBUTION OF CUSTODIAL ACCOUNT CONTRIBUTIONS

8. Purchase Payments transferred from any plan or arrangement which has been identified by the Participant or Owner as being subject to Code Section 403(b)(7) will continue to be subject to Code Section 403(b)(7), and is subject to Sections 3 and 4, unless otherwise agreed upon between us and the Owner.

OWNER AND ANNUITANT

9. If the Owner is an Employer, it represents that it is an eligible organization described in Section 403(b)(1)(A) of the Code and that the Plan or arrangement meets the requirements of Code Section 403(b).

     The term "Employee" will mean the individual for whose benefit the Employer established an annuity program under Code Section 403(b). This Employee will be the Annuitant under the Contract.

     If the Owner is an Employee of the Employer, the Annuitant under the Contract will be that Employee.

     A contingent Owner or a joint Owner cannot be named.

AUTHORITY TO AMEND TO COMPLY WITH TAX CODE

10. We reserve the right to amend or modify the Contract or this Endorsement to the extent necessary to comply with any law, regulation, ruling or other requirement necessary to establish or maintain the tax treatment under Code
     Section 403(b).

Form 32481

ERISA REQUIREMENTS

If this Contract is subject to the requirements of ERISA, we are not the Plan Administrator. Any responsibility related to the appropriateness of any withdrawal, consents (or revocation thereof), or any other fiduciary decision related to the administration of the Plan is that of the Employer or the Plan Administrator.


                   The Lincoln National Life Insurance Company


                        /s/ Lorry J. Stensrud
                        ------------------------------------
                        Lorry J. Stensrud
                        Executive Vice President and
                        Chief Executive Officer of Annuities

Form 32481

                            SECTION 457 GOVERNMENTAL
                     DEFERRED COMPENSATION PLAN ENDORSEMENT

      Made a part of the Contract to which it is attached ("this Contract")

This Endorsement is attached to an annuity contract (the "Contract") described in Section 401(f) of the Internal Revenue Code of 1986, as amended (the "Code") that provides a funding instrument for an eligible governmental deferred compensation plan within the meaning of Section 457 of the Code, including without limitation Section 457(g) of the Code. The Contract will be governed by this Endorsement and Section 457 of the Code, including without limitation
Section 457(g) of the Code, and any contrary provisions in the Contract are amended as follows:

1.   OWNER, PLAN, PARTICIPANT (ANNUITANT) AND BENEFICIARY

     The Owner is an eligible governmental employer described in Section 457(e)(1)(A) of the Code which maintains a Deferred Compensation Plan (the "Plan") which is intended to be an eligible governmental deferred compensation plan within the meaning of Section 457 of the Code, including without limitation Section 457(g) of the Code. The Annuitant (also referred to herein as the "Participant") is an employee of the Owner who participates in this Plan. The Beneficiary or Beneficiaries shall be the person, persons or entity designated by the Participant in accordance with the terms of the Plan to receive benefits under the plan or, in the absence of such designation, the person, persons or entity specified under the terms of the Plan. If the Plan requires a designated Beneficiary to survive the Participant by a specified period in order for the designation to be effective, and the designated Beneficiary fails to so survive the Participant, then the Beneficiary shall be the person, persons or entity determined in accordance with or specified under the terms of the Plan.

2.   PURPOSE OF CONTRACT

     This Contract provides a funding instrument for the Plan and provides for the payment of benefits determined in accord with the terms of the Plan. This Contract is intended to constitute a contract described in Section 401(f) of the Code that satisfies the requirements of Section 457(g) of the Code, and shall be interpreted so as to be consistent therewith.

3.   ACTIONS OF OWNER FOR EXCLUSIVE BENEFIT OF PARTICIPANT AND BENEFICIARIES

     All directions, elections and other actions authorized to be made by the Owner under this Contract shall be for the exclusive benefit of the Participant and his or her Beneficiaries.

4.   ANNUITY PAYMENTS

     An election to receive proceeds under an Annuity Payment Option shall be made at the time or times and in the manner specified in the Plan, and shall in all other respects be in accord with the terms of the Plan. If an Annuity Payment Option is not chosen within the time or in the manner specified in the Plan, payments under this Contract will commence at such time and will be paid in such manner to such person or persons as is provided for in the Plan.

5.   CHOICE OF ANNUITY PAYMENT OPTION

     The choice of any Annuity Payment Option or the change of any previously elected Annuity Payment Option shall be made at the time or times and in the manner specified in the Plan, and shall in all other respects be in accord with the terms of the Plan.

6.   ANNUITY PAYMENT OPTIONS

     The Annuity Payment Options shall be as described in the Plan subject to the limitation of the Contract.

7.   SURRENDER OF OR WITHDRAWAL FROM CONTRACT

     No surrender of or withdrawal from this Contract shall be effected other than for the exclusive benefit of the Participant and his or her Beneficiaries in accordance with the terms of the Plan.

Form 28608 12/96

8.   EXCLUSIVE BENEFIT OF PARTICIPANT AND BENEFICIARIES

     This Contract is issued, and shall be held, administered, interpreted and applied, for the exclusive benefit of the Participant and his or her Beneficiaries. In no event shall this Contract or any of the rights or interests in or under this Contract be subject to the rights or claims of any creditor of the Owner, nor shall this Contract or any of the rights or interests in or under this Contract be used for, or diverted to, purposes other than for the exclusive benefit of the Participant and his or her Beneficiaries.

9.   CHANGES TO CONTRACT

     The Owner, acting for the exclusive benefit of the Participant and his or her Beneficiaries may change this Contract with the consent of LNL; provided, however, that no such change shall authorize or permit at any time this Contract or any of the rights or interests in or under this Contract to be used in any manner for, or diverted to, purposes other than for the exclusive benefit of the Participant and his or her Beneficiaries.

                   The Lincoln National Life Insurance Company


                        /s/ Dede DuRosa
                        -----------------------------
                        Dede DuRosa
                        SVP & Chief Operating Officer

Form 28608 12/96